EXHIBIT 99.1

WORLD AIR HOLDINGS, INC. ANNOUNCES WEBCAST
FOR FOURTH QUARTER CONFERENCE CALL

PEACHTREE CITY, Ga. — (Jan. 24, 2005) — World Air Holdings, Inc. (NASDAQ: WLDA) has scheduled a Webcast and conference call for Thursday, Feb. 17, 2005, at 3 p.m. EST to review its financial results for the fourth quarter and 2004. The company plans to release its financial results before the market opens on Feb. 17. World also will include financial guidance for the first quarter of 2005 in both its release and the conference call.

Investors and media can access the conference by calling 800-728-2056 prior to the 3 p.m. start time. The investor call will be available via live via the World Wide Web at http://www.worldairways.com/investor.html. The online replay will be available until March 3, 2005, at the same site shortly after the Webcast is complete. The broadcast also will be available at http://www.streetevents.com/.

World Air Holdings, Inc., based in Peachtree City, Ga., has two wholly owned subsidiaries, World Airways, Inc., and World Risk Solutions, Ltd. World Risk Solutions is an insurance company founded in 2004. World Airways is a U.S.-certificated air carrier providing customized transportation services for major international passenger and cargo carriers, the United States military, and international leisure tour operators. Founded in 1948, World operates a fleet of 16 wide-body aircraft to meet the specialized needs of its customers. For information, visit www.worldairways.com.

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